Exhibit 10.26

Shareholder Voting Rights Trust Agreement

This agreement is executed by the following parties in Beijing on January 14, 2014:

Gong Yu: a shareholder of Shanghai Zhong Yuan Network Co., Ltd., holding 100% of the shares;

Beijing QIYI Century Science & Technology Co., Ltd.: a foreign invested limited liability company incorporated and validly existing according to the laws of China (“QIYI Century”)

Whereas,

Gong Yu and QIYI Century entered into a “Business Operation Agreement” on January 14, 2014, pursuant to which Gong Yu shall execute with QIYI Century a “Shareholder Voting Rights Trust Agreement”, to irrevocably entrust the persons designated by QIYI Century to represent QIYI Century to exercise the shareholder voting rights and all the shareholder rights he enjoys provided by the law and the articles of association at the shareholders’ meetings of Shanghai Zhong Yuan Network Co., Ltd. (“Shanghai Zhong Yuan”)

Therefore, the parties reach the following agreement for their observation upon consensus through negotiation:

Article 1

Gong Yu agrees to irrevocably entrust the persons designated by QIYI Century to represent him to exercise at the shareholders’ meetings of Shanghai Zhong Yuan the shareholder voting rights and all the shareholder rights he enjoys provided by the law and the articles of association, including but not limited to: sale or transfer of the equity held by Gong Yu in Shanghai Zhong Yuan in whole or in part, convening, attending and chairing the shareholders’ meetings as a proxy of the shareholder of Shanghai Zhong Yuan at the shareholders’ meetings, electing and replacing executive directors, supervisors, or managers, deliberating on and approving Shanghai Zhong Yuan’s plans for profit distribution and loss recovery, making resolutions on the company’s merger, division, liquidation or change of corporate form, determining Shanghai Zhong Yuan’s plan for operation and investment, as well as amending the company’s articles of association.

Article 2

QIYI Century agrees to designate relevant persons to accept the entrustment granted by Gong Yu according to Article 1 hereof and to exercise on its behalf the voting rights and other shareholder’s rights according to the provisions hereof.

Article 3

Gong Yu hereby confirms that QIYI Century is entitled to sub-entrust to any third party the entrustment it obtains according to Article 1 hereof, without any requirement of notifying Gong Yu or obtaining his consent. Gong Yu hereby acknowledges the sub-authorization by QIYI Century, and confirms that he shall entrust the persons designated by QIYI Century to exercise all of their shareholder voting rights and other shareholder rights, regardless of what changes occur to their equity in Shanghai Zhong Yuan.

Article 4

Gong Yu hereby confirms that, if QIYI Century cancels the designation of relevant persons, he will immediately revoke the entrustment and authorization to such persons, and will authorize other person designated by QIYI Century according to the designation of QIYI Century to exercise all of Gong Yu’s shareholder voting right and other shareholder rights at the shareholders’ meetings of Shanghai Zhong Yuan.

Article 5

This Agreement shall become effective on January 14, 2014.

Article 6

During the period in which Gong Yu holds equity in Shanghai Zhong Yuan, unless this Agreement provides otherwise, this Agreement is irrevocable and remains effective, as from January 14, 2014.

Article 7

This Agreement is irrevocable, and its amendment and/or rescission shall be subject to the unilateral written consent of QIYI Century.

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[Signature Page]

Gong Yu

Signature: /s/ Gong Yu

Beijing QIYI Century Science & Technology Co., Ltd.

[Company seal is affixed]

Authorized Representative: Gong Yu

Signature: /s/ Gong Yu

Agree and accept this Agreement:

Shanghai Zhong Yuan.

[Company seal is affixed]

Authorized Representative:

Signature: /s/ Gong Yu

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